Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2017, with respect to the consolidated financial statements of Capricor Therapeutics, Inc. and Subsidiary for the years ended December 31, 2016 and 2015. We also consent to the reference of our Firm under the caption “Experts” in the Registration Statement.

/s/ Rose, Snyder & Jacobs LLP
Rose, Snyder & Jacobs LLP

Encino, California
July 5, 2017